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                                                                   EXHIBIT 10(E)

                            ELECTRO RENT CORPORATION
                            1996 DIRECTOR OPTION PLAN
                                AMENDMENT NO. ONE

        This is Amendment No. One (this "AMENDMENT") to the Electro Rent Corporation 1996 Director Option Plan (the "PLAN").

                                   RECITATIONS

        1. Words, phrases and names capitalized in this Amendment and in the Plan shall have the meanings ascribed to them in the Plan.

        2. The Plan was adopted by the Board of the Corporation on July 11, 1996, and was ratified and approved by the Shareholders of the Corporation at the annual meeting of Shareholders held on October 3, 1996.

        3. On April 9, 1998 the Board adopted a resolution providing for a two-for-one split of the Corporation's Stock (the "Stock Split") in the form of a one hundred percent (100%) stock dividend, effective May 12, 1998.

        4. As a result of the Stock Split and the anti-dilution provisions of
Section 8 of the Plan, the number of Shares for which Options may be granted was increased from 25,000 Shares to 50,000 Shares.

        5. As of the date of this Amendment Options for 40,477 Shares have been granted, and Options for 9,523 Shares remain ungranted.

        6. In order for the Plan to continue to carry out its purpose, it is necessary and appropriate to increase the number of Shares for which Options may be granted.

                                    AGREEMENT

        7.  Section 6 of the Plan is hereby amended to read as follows:

               "6. STOCK SUBJECT TO THE PLAN.

               "The Stock subject to the Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed One Hundred Thousand (100,000). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to an Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 8 hereof upon the occurrence of an event specified therein."

        8. This Amendment shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding Shares present and entitled to vote at the first annual meeting of Shareholders of the Corporation following the adoption of this Amendment, and in no event later than December 31, 2001. Prior to such approval, Options may be granted pursuant to this Amendment but shall not be exercisable.

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        9. To record the adoption of this Amendment by the Board on April 12,
2001, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.


                                        ELECTRO RENT CORPORATION


                                        By ___________________________________
                                        President


                                        By ___________________________________
                                        Secretary